EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT ACCOUNTS

    We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File nos. 2-86758, 2-93570, 33-54127, 33-56075, 33-56077,
33-56081, 33-56083 and 33-56079) of Tyco International Ltd. of our reports dated December 22, 1994 on our audit of the supplemental consolidated financial statements and financial statement schedule of Tyco International Ltd. as of and for the year ended June 30, 1994 which reports are included in this Report on Form 8-K.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 9, 1995

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